UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 18, 2018

Date of Report (Date of earliest event reported)

Tocagen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38052	26-1243872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 Bunker Hill Street, Suite 230 San Diego, California		92109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On May 18, 2018 (the “Effective Date”), Tocagen Inc. (the “Company”) entered into an amended and restated loan and security agreement (the “Agreement”) with Oxford Finance LLC (“Oxford”), as the collateral agent and a lender, and Silicon Valley Bank, as a lender (together with Oxford, the “Lenders”), which amends and restates in its entirety that certain Loan and Security Agreement dated as of October 30, 2015 by and among the Company and the Lenders (the “Prior Agreement”). Under the Agreement, the Lenders have agreed to lend the Company $26,450,000 as term loans (the “Term Loans”) funded on the Effective Date, with proceeds in an amount of approximately $8,631,000 applied to the repayment of outstanding principal, interest and final payment fees owed pursuant to the Prior Agreement. The remaining amount of approximately $17,819,000 may be used to satisfy the Company’s future working capital needs and to fund its general business requirements.

The Company’s obligations under the Agreement are secured by a first priority perfected security interest in substantially all of the Company’s current and future assets, other than its intellectual property (except rights to payment from the sale, licensing or disposition of such intellectual property). The Company has also agreed not to encumber its intellectual property assets, except as permitted by the Agreement.

All of the Term Loans mature on December 1, 2022 (the “Maturity Date”) and will be interest-only through January 1, 2020, followed by 36 equal monthly payments of principal and interest; provided that the Term Loans will be interest-only (and the number of principal and interest payments will be correspondingly reduced) through (i) July 1, 2020 if the Company submits a Biologics License Application (“BLA”) for the Company’s product candidate, Toca 511 & Toca FC, to the United States Food and Drug Administration (“FDA”) prior to January 1, 2020, but has not yet received FDA approval of such BLA prior to July 1, 2020 and (ii) January 1, 2021 if following such BLA submission to the FDA prior to January 1, 2020, the Company receives FDA approval of such BLA prior to July 1, 2020. The Term Loans will bear interest at a floating per annum rate equal to the greater of (i) 8.50% and (ii) the sum of (a) the prime rate reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue, plus (b) 3.75%.

The Company will be required to make a final payment of 7.95% of the original principal amount of the Term Loans under the Agreement payable on the earlier of (i) the Maturity Date, (ii) the acceleration of any Term Loans, or (iii) the prepayment of the Term Loans. The Company may prepay all, but not less than all, of the Term Loans upon 10 days’ advance written notice to Oxford, provided that the Company will be obligated to pay a prepayment fee equal to (i) 3.00% of the principal amount of the applicable Term Loan prepaid on or before the first anniversary of the Effective Date, (ii) 2.00% of the principal amount of the applicable Term Loan prepaid between the first and second anniversary of the Effective Date, and (iii) 1.00% of the principal amount of the applicable Term Loan prepaid thereafter, and prior to the Maturity Date (each, a “Prepayment Fee”).

The Company is subject to a number of affirmative and restrictive covenants pursuant to the Agreement, including covenants regarding delivery of financial statements, maintenance of inventory, payment of taxes, maintenance of insurance, protection of intellectual property rights, dispositions of property, business combinations or acquisitions, incurrence of additional indebtedness or liens, investments and transactions with affiliates, among other customary covenants. The Company is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions.

Upon the occurrence of certain events, including but not limited to the Company’s failure to satisfy its payment obligations under the Agreement, the breach of certain of its other covenants under the Agreement, or the occurrence of a material adverse change, cross defaults to other indebtedness or material agreements, judgment defaults and defaults related to failure to maintain governmental approvals failure of which to maintain could result in a material adverse effect. Oxford will have the right, among other remedies, to declare all principal and interest immediately due and payable, exercise secured party remedies, and will have the right to receive the final payment fee and, if the payment of principal and interest is due prior to the Maturity Date, the applicable Prepayment Fee.

In connection with entering into the Agreement, the Company issued to the Lenders warrants exercisable for 56,578 shares of the Company’s common stock (the “Warrants”). The Warrants are exercisable in whole or in part, immediately, and have a per share exercise price of $9.35. The Warrants will terminate on the earlier of May 18, 2028 or the closing of a certain merger or consolidation transactions.

The foregoing is only a summary of the material terms of the Agreement and the Warrants, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the Warrants, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2018.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above that relates to the issuance of the Warrants is hereby incorporated by reference into Item 3.02.

The Warrants described in Item 1.01 above were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, in that the issuance of the Warrants did not involve a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tocagen Inc.

Dated: May 23, 2018	By:	/s/ Mark Foletta
Mark Foletta
Executive Vice President, Chief Financial Officer